Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 ▪ (763) 551-5000 ▪ www.christopherandbanks.com
CHRISTOPHER & BANKS CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR FISCAL 2017 FINANCIAL RESULTS

- Delivered a fourth quarter comparable sales increase of 5.7% -
- Expanded gross margin rate in the fourth quarter by 240 basis points -
- Reduced SG&A as a percent of net sales by 730 basis points in the fourth quarter -

Minneapolis, MN, March 8, 2018 - Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel retailer, today reported results for the 14-week fourth quarter and 53-week fiscal year ended February 3, 2018, as compared to the 13-week fourth quarter and 52-week year ended January 28, 2017.

Results for the Fourteen Weeks Ended February 3, 2018

•
Net sales totaled $92.3 million, an increase of 8.6%, compared to net sales of $85.0 million in the fourth quarter last year, while operating an average of 6% fewer stores as compared to the same period last year. Net sales attributable to the 14th week totaled $5.0 million.

•
Comparable sales increased 5.7% on a 14-week basis following a 7.8% decrease in the same period last year. This included eCommerce sales growth of 11.6% following a 7.5% increase in the same period last year.

•
Gross margin was 27.2% compared to 24.8% in the same period last year. The 240 basis point increase reflects an improved merchandise margin rate, primarily due to lower markdowns, and the effect of sales leverage on occupancy costs.

•	Selling, general & administrative expenses (“SG&A”) decreased by $3.7 million. As a percent of net sales, SG&A was 34.1%, compared to 41.4% in the prior year period.

•
Net loss totaled $8.8 million, or $(0.23) per share, compared to a net loss for the prior year period of $17.2 million, or $(0.46) per share. This includes a net loss of approximately $0.3 million, or $(0.01) per share, from the 14th week.

•	Adjusted EBITDA, a non-GAAP measure, was $(6.3) million, compared to $(14.1) million for the same period last year. This includes EBITDA of approximately $(0.3) million from the 14th week.

Joel Waller, Interim President and Chief Executive Officer, commented, “We ended the year on a strong note, illustrating the significant progress that we have made across a number of strategic initiatives. We took steps centered around merchandising, marketing, eCommerce, and store operations to stabilize the business and position us to drive more consistent financial performance. For the fourth quarter, we delivered strong comparable sales growth and expanded gross margin, and ended the year with a well-balanced assortment in terms of fashion content, size ranges and newness. We look forward to working with Keri Jones, our recently appointed Chief Executive Officer, as we continue to leverage the strong foundation we have established to drive sustainable long-term growth.”

Results for the Fifty-Three Weeks Ended February 3, 2018

•
Net sales totaled $365.9 million, a decrease of 4.1%, compared to net sales of $381.6 million last year, while operating on average 6.4% fewer stores. Net sales attributable to the 53rd week totaled $5.0 million.

•	Comparable sales decreased 2.5% for the 53-week period as compared to the same period last year.

•
Net loss for fiscal 2017 totaled $22.0 million, or $(0.59) per share. Net loss for fiscal 2016 totaled $17.8 million, or $(0.48) per share. This includes a net loss of approximately $0.3 million, or $(0.01) per share, from the 53rd week.

•
Adjusted EBITDA Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Measures” below and reconciliations of this non-GAAP measure to the comparable GAAP measure that follows in the table below., a non-GAAP measure, was $(9.4) million, compared to $(3.4) million for the same period last year. This includes EBITDA of approximately $(0.3) million from the 53rd week.

Balance Sheet Highlights and Capital Expenditures
Cash and cash-equivalents totaled $23.1 million as of February 3, 2018. Total inventory was $41.4 million at the end of the fourth quarter as compared to $36.8 million at the end of the fourth quarter last year, an increase of 12%. At fiscal year-end approximately 55% of the inventory was less than 60 days old compared to approximately 40% at the end of last year. On a two-year basis, inventory was approximately flat at the end of the quarter. The Company returned to a more normalized and healthy inventory level at the end of fiscal 2017, following a sharp decline at the end of fiscal 2016. Inventory at the end of the quarter would have been up 6% on a 52-week calendar.

Capital expenditures for the fourth quarter of fiscal 2017 were $0.7 million compared to $1.6 million in last year’s fourth quarter. Capital expenditures in the fourth quarter this year primarily reflected investments in stores and technology associated with the Company’s omni-channel capabilities. For the fourth quarter ended February 3, 2018, the Company had no outstanding borrowings under its revolving credit facility.

As previously discussed, the Company continues to pursue a potential sale and leaseback of its corporate facility and will provide updates on the process as warranted.

Non-GAAP Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this press release contains non-GAAP financial measures, Adjusted EBITDA and Adjusted loss per share. The presentation of these non-GAAP measures are not in accordance with GAAP, and should not be considered superior to or as a substitute for net income or net loss, or any other measure of performance derived in accordance with GAAP. The Company believes the inclusion of these non-GAAP measures provides useful supplemental information to investors regarding the underlying performance of the Company’s business operations, especially when comparing such results to previous periods. These non-GAAP measures are not an alternative for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled

_______________________
* Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Measures” below and reconciliations of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of the non-GAAP financial measure to its most directly comparable GAAP measure as provided in the tables below.

Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as Net income (loss), adjusted for Income tax provision (benefit); Other income; Interest expense, net; Depreciation and Amortization; Impairment of long-lived assets; and certain discretionary items. Please see “Non-GAAP Measures” above and the reconciliation of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

Adjusted loss per share is a non-GAAP financial measure. The Company defines adjusted loss per share as GAAP loss per share adjusted for certain discretionary items as outlined in the reconciliation of this non-GAAP measure to the comparable GAAP measure that follows in the table below.

Conference Call Information
The Company will discuss its fourth quarter and full-year results in a conference call scheduled for today, March 8, 2018, at 8:30 a.m. Eastern Time. The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com. An online archive of the broadcast will be available within approximately one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com for 30 days. In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until March 15, 2018. This call may be accessed by dialing 1-844-512-2921 and using the passcode 13676744.

About Christopher & Banks
Christopher & Banks Corporation is a Minneapolis-based national specialty retailer featuring exclusively designed privately branded women’s apparel and accessories. As of March 8, 2018, the Company operates 462 stores in 45 states consisting of 315 MPW stores, 78 Outlet stores, 36 Christopher & Banks stores, and 33 stores in its women’s plus size clothing division CJ Banks. The Company also operates the www.ChristopherandBanks.com eCommerce website.

Keywords: Christopher & Banks, CJ Banks, Women’s Clothing, Plus Size Clothing, Petites, Extended Sizes, Outfits.

Forward-Looking Statements
Certain statements in this press release and in our upcoming earnings conference call may constitute forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to certain events that could have an effect on our future performance. The forward-looking statements relate to expectations concerning matters that are not historical facts and may use the words “will”, "expect", "anticipate", "plan", "intend", "project", "believe", “should”, "drive" "in order to" and similar expressions. Except for historical information, matters discussed in this press release or on our earnings conference call may be considered forward-looking statements.

These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company's future performance and financial results to differ materially from those expressed or implied by the forward-looking statements. We cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, be achieved or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, those factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our latest annual report on Form 10-K. All forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

COMPANY CONTACT:
Marc Ungerman
Interim Chief Financial Officer and
Vice President, Controller
(763) 551-5000

INVESTOR RELATIONS CONTACT:
Jean Fontana
ICR, Inc.
(646) 277-1214

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Quarter Ended		For the Year Ended
	February 3,	January 28,	February 3,	January 28,
	2018	2017	2018	2017
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Net sales	$92,265	$84,980	$365,906	$381,605
Merchandise, buying and occupancy costs	67,163	63,939	252,399	253,483
Gross profit	25,102	21,041	113,507	128,122
Other Operating Expenses:
Selling, general and administrative	31,442	35,184	123,398	133,768
Depreciation and amortization	3,192	3,184	12,434	12,300
Impairment of long-lived assets	155	310	318	786
Total other operating expenses	34,789	38,678	136,150	146,854
Operating loss	(9,687)	(17,637)	(22,643)	(18,732)
Interest expense, net	(47)	(33)	(154)	(159)
Other income	—	—	—	911
Loss before income taxes	(9,734)	(17,670)	(22,797)	(17,980)
Income tax benefit	(909)	(446)	(773)	(197)
Net loss	$(8,825)	$(17,224)	$(22,024)	$(17,783)

Basic loss per share:
Net loss	$(0.23)	$(0.46)	$(0.59)	$(0.48)
Basic shares outstanding	37,290	37,088	37,212	37,016

Diluted loss per share:
Net loss	$(0.23)	$(0.46)	$(0.59)	$(0.48)
Diluted shares outstanding	37,290	37,088	37,212	37,016

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	February 3,	January 28,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$23,077	$35,006
Accounts receivable	2,626	2,549
Merchandise inventories	41,361	36,834
Prepaid expenses and other current assets	2,715	3,485
Income taxes receivable	172	516
Total current assets	69,951	78,390

Property, equipment and improvements, net	47,773	55,332

Other non-current assets:
Deferred income taxes	597	321
Other assets	1,043	577
Total other non-current assets	1,640	898
Total assets	$119,364	$134,620

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,825	$13,867
Accrued salaries, wages and related expenses	5,309	6,613
Accrued liabilities and other current liabilities	26,201	26,426
Total current liabilities	52,335	46,906

Non-current liabilities:
Deferred lease incentives	7,762	9,021
Deferred rent obligations	6,621	6,576
Other non-current liabilities	2,237	822
Total non-current liabilities	16,620	16,419

Stockholders' equity:
Common stock	475	473
Additional paid-in capital	127,652	126,516
Retained earnings	34,993	57,017
Common stock held in treasury	(112,711)	(112,711)
Total stockholders' equity	50,409	71,295
Total liabilities and stockholders' equity	$119,364	$134,620

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Year Ended
	February 3,	January 28,
	2018	2017
	(53 weeks)	(52 weeks)
Cash flows from operating activities:
Net loss	$(22,024)	$(17,783)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,434	12,300
Impairment of long-lived assets	318	786
Deferred income taxes, net	(276)	72
Gain from company-owned life insurance	—	(911)
Amortization of premium on investments	—	7
Amortization of financing costs	62	62
Deferred lease-related liabilities	(1,322)	(911)
Stock-based compensation expense	1,164	676
Loss on disposal of assets	—	1
Changes in operating assets and liabilities:
Accounts receivable	(77)	1,518
Merchandise inventories	(4,527)	5,647
Prepaid expenses and other assets	242	5,567
Income taxes receivable	344	(3)
Accounts payable	6,796	(2,610)
Accrued liabilities	(1,293)	5,972
Other liabilities	1,414	(475)
Net cash (used in) provided by operating activities	(6,745)	9,915

Cash flows from investing activities:
Purchases of property, equipment and improvements	(5,158)	(10,327)
Proceeds from company-owned life insurance	—	911
Maturities of available-for-sale investments	—	3,008
Net cash used in investing activities	(5,158)	(6,408)

Cash flows from financing activities:
Issuance of stock for stock option exercises, net of forfeitures	—	17
Shares redeemed for payroll taxes	(26)	(24)
Net cash used in financing activities	(26)	(7)

Net (decrease) increase in cash and cash equivalents	(11,929)	3,500
Cash and cash equivalents at beginning of period	35,006	31,506
Cash and cash equivalents at end of period	$23,077	$35,006

Supplemental cash flow information:
Interest paid	$188	$192
Income taxes (refunded) paid	$(243)	$106
Accrued purchases of equipment and improvements	$324	$69

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(in thousands)
(unaudited)

The following table reconciles from Net loss in accordance with generally accepted accounting principles (GAAP) to Adjusted EBITDA, a non-GAAP measure, for the quarter and year ended February 3, 2018 and January 28, 2017:

	For the Quarter Ended		For the Year Ended
	February 3,	January 28,	February 3,	January 28,
	2018	2017	2018	2017
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Net loss on a GAAP basis	$(8,825)	$(17,224)	$(22,024)	$(17,783)
Income tax benefit	(909)	(446)	(773)	(197)
Other income	—	—	—	911
Interest expense, net	(47)	(33)	(154)	(159)
Depreciation & amortization	3,192	3,184	12,434	12,300
Impairment of long-lived assets	155	310	318	786
Lease termination fees and other related costs, net	—	—	484	—
Advisory fees in connection with shareholder activism	—	—	—	1,549
eCommerce transition fees	—	—	—	684
Adjusted EBITDA	$(6,340)	$(14,143)	$(9,407)	$(3,413)

CHRISTOPHER & BANKS CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF LOSS PER SHARE
(in thousands, except per share amounts)
(unaudited)

No adjustment was necessary for the quarter ended February 3, 2018 and January 28, 2017.

The following table reconciles Net loss per share in accordance with GAAP to Adjusted net loss per share, on a non-GAAP basis, for the year ended February 3, 2018 and January 28, 2017:

	Fifty-Three Weeks Ended			Fifty-Two Weeks Ended
	February 3,			January 28,
	2018			2017
	Pretax	Net of tax	Per share amounts	Pretax	Net of tax	Per share amounts
GAAP net loss per share			$(0.59)			$(0.48)
Adjustments
Lease termination fees and other related costs, net	484	477	0.01	—	—	—
Advisory fees in connection with shareholder activism	—	—	—	1,549	1,479	0.04
eCommerce transition fees	—	—	—	684	653	0.02
Adjusted loss per share			$(0.58)			$(0.42)